UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2004 (August 26,
2004)

VERILINK CORPORATION

(Exact name of registrant as specified in charter)

Delaware (State of incorporation)	000-28562 (Commission File Number)	94-2857548 (IRS Employer Identification No.)

127 JETPLEX CIRCLE
MADISON, AL 35758-8989
(Address of principal executive offices / Zip Code)

256.327.2001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement

     On August 26, 2004, the Compensation Committee of Verilink Corporation granted non-qualified stock options to directors and executive officers of Verilink in the amounts set forth below:

Non-Officer Directors:

Employee Name	Shares	Form of Option Agreement
Major, John E	25,000	Director
McGuire, John A	25,000	Director
Oringer, Howard	25,000	Director
Taylor, Steven C.	25,000	Director
Wilson III, Desmond P.	25,000	Director

Executive Officers:

Employee Name	Shares	Form of Option Agreement
Belden, Leigh S.	150,000	Standard – Executive
Gosal, Sarabjit	25,000	Standard – Executive
Mosgrove, Betsy D.	25,000	Standard – Executive
Shackelford, D. Wayne	40,000	Standard – Executive
Smith, C W	50,000	Standard – Executive
Westbrook, S. Todd	50,000	Standard – Executive

The stock options have a maximum term of ten years from the date of grant and are exercisable at a price of $3.02 per share of Verilink common stock. The options for the executive officers are fully exercisable from the date of grant; however, the shares issuable upon exercise are subject to repurchase until fully vested. Upon cessation of employment or service with Verilink, Verilink has the option to repurchase any unvested shares at a repurchase price equal to the exercise price of the option. The options granted to the non-officer directors set forth above vest over a three-year period and the options are exercisable only to the extent vested, with one third of the option shares vesting on each anniversary of the grant date. The options granted to the executive officers set forth above vest over a four-year period, with one quarter vesting on the first anniversary of the grant date, then 1/48th per month over the next three years.

Options granted to directors and executive officers become fully vested upon a change of control.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERILINK CORPORATION (Registrant)
Dated: September 1, 2004	By:
C. W. Smith
Vice President and Chief Financial Officer

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